Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES PRELIMINARY FOURTH QUARTER REVENUE AND EARNINGS RESULTS

TORONTO, February 6, 2014 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq:STKL) (TSX:SOY), a leading global company focused on natural, organic and specialty foods, today provided preliminary unaudited fourth quarter revenue and earnings results. The Company is providing this preliminary earnings information as financial results are expected to be negatively impacted by a voluntary product recall initiated by a customer, plant expansion costs and costs related to the recently announced reorganization and repositioning of the Company’s core natural and organic foods business. The Company expects to report full fourth quarter and fiscal year 2013 financial results in early March.

For the fourth quarter of 2013 the Company expects to report record consolidated revenues of approximately $285 million, an increase of 5.6% over the fourth quarter of 2012. Excluding the impact of a number of factors including commodity, currency and product rationalizations, revenues increased approximately 10% on a consolidated basis and approximately 12% within SunOpta Foods versus the prior year fourth quarter. The increase in consolidated revenues was driven by continued growth in consumer packaged categories and increased demand for organic raw materials, which more than offset the effect of lower commodity prices.

The Company expects earnings for the fourth quarter of 2013 to be negatively impacted by certain events amounting to after-tax costs of approximately $6.0 million, or $0.09 per diluted share. These costs are primarily associated with a voluntary product recall initiated by a customer, delays related to the start-up and expansion of the Company’s premium juice facility, as well as costs associated with rationalized products lines and internal re-alignment activities.

During the fourth quarter, the Company’s Allentown pouch facility experienced downtime and costs associated with a voluntary product recall initiated by a customer, including delays in shipment of finished product in November and December. As the recall is still under investigation, the Company cannot be reasonably assured that receivable balances will be collected or that unshipped finished product inventory will be delivered, and thus expects to take a reserve against receivables and inventory in the fourth quarter of 2013. In aggregate, the financial impact of the recall on fourth quarter earnings is expected to be approximately $3.9 million after-tax or $0.06 per diluted share. The Company continues to supply finished product to the customer from its Allentown and west coast operations.

In addition, during the fourth quarter, the Company incurred after-tax costs of approximately $2.0 million or $0.03 per diluted share related primarily to the continued delay in the expansion of its premium juice facility located in San Bernardino, California, as well as costs related to the rationalization of certain product lines in the Consumer Products Group and costs related to the internal realignment. Completion of the San Bernardino project is on track for early in the second quarter of 2014.

“Fiscal 2013 was a transformational year for SunOpta, marked by a significant operational realignment, changes in leadership, and a re-positioned go-to-market strategy to better position us for long-term growth,” commented Steve Bromley, Chief Executive Officer of SunOpta Inc. “Although our results for the fourth quarter were disappointing, and some of the operational challenges will continue into the first quarter of 2014, our management team is pleased that our internal re-alignment is now complete and feel the Company is better positioned to capitalize on the strong growth trends in the natural and organic foods industry. Our management team remains focused on our three core strategies of becoming a pure-play natural and organic foods company, growing our value-added consumer products and ingredients portfolio, and leveraging our integrated platform in support of our long-term financial targets.”

During the fourth quarter the Company continued to realize positive results in its core integrated aseptic beverage, value-added ingredients and internationally sourced raw materials operations. However, these were more than offset by margin challenges on domestic raw materials due primarily to the transition to lower new crop pricing plus continued cyclical weakness at Opta Minerals. The Company expects to benefit in the fourth quarter from a reduction in a contingent consideration liability related to a previous acquisition, offset by incremental non-cash tax expenses related to revaluation of Canadian deferred tax assets.

As a result of the items referenced above, the Company expects to report a GAAP loss from continuing operations for the fourth quarter of between $1.1 million and $1.6 million, or a loss of approximately $0.02 per diluted common share.

The results disclosed in this press release are preliminary and unaudited. All preliminary results provided in this release are subject to change pending the completion of the Company’s annual audit. The Company does not currently intend to provide preliminary financial information with respect to future periods. The Company expects to report full fourth quarter and fiscal year 2013 financial results in early March 2014.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company's core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.1% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, the Company’s expected revenues, earnings from continuing operations and after-tax loss for the fourth quarter of 2014 operations and its three core strategies. Terms and phrases such as "expects”, “continues", “becoming”, “growing” and "leveraging" and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements in this press release are based primarily on the Company’s preliminary earnings information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will be consistent with expectations and predications of the Company is subject to many risks and uncertainties that could cause actual results to differ materially from the Company's expectations and predictions, including receipt of more current financial information, additional on-going review of the financial information currently available by both management and the Company’s auditors, potential claims or reserves as a result of the voluntary product recall initiated by a customer, additional delays in the Company’s expansion plans and processing or other operational issues which might affect capacity, throughput and product quality, as well as other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:
SunOpta Inc.
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext. 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com